Filed pursuant to 424(b)(3)
Registration Statement 333-217131

Prospectus

RICEBRAN TECHNOLOGIES

10,196,475
Common Stock

This prospectus covers the sale or other disposition from time to time of up to 10,196,475 shares of our common stock, no par value per share, including a total of 1,897,987 shares issuable upon exercise of shares of our Series G Convertible Preferred Stock and 8,298,488 shares issuable upon exercise of warrants, by the selling shareholders identified in this prospectus, including their transferees, pledgees, donees or successors.  The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of our common stock by the selling shareholders, other than any proceeds from the cash exercise of the warrants to purchase shares of our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT.”  On March 30, 2017, the last reported sale price of our common stock was $0.85 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 4, 2017.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events concerning our business and to our future revenues, operating results and financial condition.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events.  Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks.  There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (SEC), as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus.  You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our common stock only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, we refer to RiceBran Technologies as “we,” “us,” “our,” the “Company” or “RBT.” You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

ABOUT RICEBRAN TECHNOLOGIES

We are an ingredient company serving food, animal nutrition and specialty markets focused on value-added processing and marketing of healthy, natural and nutrient dense products derived from raw rice bran, an underutilized by-product of the rice milling industry.  We apply our proprietary and patented technologies and intellectual properties to convert raw rice bran into numerous high value products, including stabilized rice bran (SRB), rice bran oil, defatted rice bran, and derivative products, including RiBalance (a complete rice bran nutritional package derived from further processing of SRB), RiSolubles (a highly nutritious, carbohydrate and lipid rich fraction of RiBalance), RiFiber (a protein and fiber rich insoluble derivative of RiBalance), and our family of ProRyza products, which includes derivatives composed of protein and protein/fiber blends.  Our target markets are organic and natural food, functional food, supplement and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

We were founded in 1998, and our principal executive offices are located at 2928 Ramco Street, Suite 120, West Sacramento, CA 95691.  Our telephone number is (602) 522-3000.  Our website is located at www.ricebrantech.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

PRIVATE PLACEMENT OF SECURITIES

On February 9, 2017, we entered into a securities purchase agreement  in connection with a private placement to certain accredited investors of (i) an aggregate of 2,000 shares of our Series G Convertible Preferred Stock (Series G Preferred Stock) that are convertible into a total of 1,897,987 shares of our common stock at a conversion price per share of $1.05375 and (ii) warrants to purchase an aggregate of 1,423,488 shares of our common stock at an exercise price of $0.96 per share, which warrants have a term of five years that expire on February 15, 2022.  The purchase price for each share of Series G Preferred Stock was $1,000, and for each share of Series G Preferred Stock purchased, the investor also received a warrant to purchase approximately 711.75 shares of our common stock.  In addition, we reduced the per share exercise price to $0.96 of warrants to 838,051 shares of our common stock that were held by the investors. The shares underlying these repriced warrants are not being registered for resale pursuant to this prospectus.

On February 9, 2017, we also entered into a securities purchase agreement in connection with the private placement to certain accredited investors of (i) an aggregate principal amount of $6.6 million of original issue discount senior secured debentures for an aggregate subscription amount of $6,000,000, and (ii) warrants to purchase an aggregate of 6,875,000 shares of our common stock at an exercise price of $0.96 per share, which warrants have a term of five years that expire on February 15, 2022.  To secure the debenture obligations, we and our subsidiaries granted security interests in certain of our assets to the investors.

As a condition to closing both of the transactions described above, we and the investors entered into registration rights agreements which requires us to file a registration statement with the Securities and Exchange Commission on April 3, 2017 (the “Filing Date”) to register the resale of shares of common stock issuable upon conversion of the Series G Preferred Stock and upon exercise of the warrants, which registration statement is required to become effective within 90 days following the closing date (or in the event the SEC reviews and has written comments to the registration statement, within 120 days following the closing date).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (Securities Act), with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.ricebrantech.com.  You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 23, 2017;

•	Our current reports on Form 8-K filed with the SEC on February 15, 2017, February 17, 2017, March 13, 2017, March 16, 2017 and March 23, 2017; and

•	The description of our common stock contained in our Form 8-A filed on December 12, 2013.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  Requests for such copies should be directed to our Corporate Secretary at 2928 Ramco Street, Suite 120, West Sacramento, CA 95691, Telephone (602) 522-3000.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.  Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders are those issuable to the selling shareholders, upon conversion of Series G Preferred Stock and exercise of warrants.  For additional information regarding the issuances of those shares of Series G Preferred Stock and warrants, see "Private Placement of Securities" above.  We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.  Except for the ownership of shares of capital stock and warrants and as described below, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders.  The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and warrants, as of March 30, 2017, assuming conversion of Series G Preferred Stock and exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon conversion of Series G Preferred Stock and exercise of warrants described above under “Private Placement of Securities,” determined as if the outstanding shares of Series G Preferred Stock and warrants were converted or exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination, without regard to any limitations on the conversion of the Series G Preferred Stock or exercise of the warrants.  The fourth and fifth columns assume the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Series G Preferred Stock and the warrants, a selling shareholder may not convert the Series G Preferred Stock or exercise the warrants to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise.  The number of shares in the second and fourth columns do not reflect this limitation.  The selling shareholders may sell all, some or none of their shares in this offering.  See "Plan of Distribution."

	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	Number	Number	Percentage

221 INV-3 LLC (1)	199,288	199,288	-	-
Alon Gibli (2)	604,360	298,933	305,427	2.77%
Ascendant Partners, LLC (3)	125,150	83,038	42,112	*
Dillon Hill Capital, LLC (4)	2,530,693	2,291,667	239,026	2.19%
Edward M. Giles (5)	208,482	166,074	42,408	*
Janine and Paul Modugno (6)	249,111	249,111	-	-
Lincoln Park Capital Fund, LLC (7)	415,184	415,184	-	-
Sabby Healthcare Master Fund, Ltd. (8)	7,644,668	4,183,526	3,461,142	25.27%
Sabby Volatility Warrant Master Fund, Ltd. (9)	3,658,304	2,060,543	1,597,761	12.93%
Stephen Baksa (10)	845,825	249,111	596,714	5.39%

*	Less than 1%

(1)	Includes 113,879 shares underlying Series G Preferred Stock and 85,409 shares underlying warrants. Samir M. Shah serves as the manager of 221 INV-3 LLC.
(2)
Shares to be offered include 170,819 shares underlying Series G Preferred Stock and 128,114 shares underlying warrants. Shares beneficially owned after the offering include 124,250 shares underlying warrants.

(3)	Shares to be offered include 47,450 shares underlying Series G Preferred Stock and 35,588 shares underlying warrants. Ascendant Partners, LLC serves as a consultant for RBT’s investor relations.
(4)
Shares to be offered include 2,291,667 shares underlying warrants. Shares beneficially owned after the offering include 239,026 common shares. Bruce Grossman has disposition and voting control for Dillon Hill Capital, LLC. Bruce Grossman also has shared disposition and voting control for Dillon Hill Investment Company, LLC, which owns 140,000 common shares and 110,000 shares underlying warrants. The sole member of Dillon Hill Investment Company, LLC is a trust of which the Bruce Grossman’s spouse is a co-trustee.

(5)	Shares to be offered include 94,900 shares underlying Series G Preferred Stock and 71,174 shares underlying warrants.
(6)	Includes 142,349 Series G Preferred Stock and 106,762 shares underlying warrants.
(7)
Includes 237,248 shares underlying Series G Preferred Stock and 177,936 shares underlying warrants. Joshua Scheinfeld and Jonathon Cope, the principals of Lincoln Park Capital Fund, LLC, are the beneficial owners of all the shares of common stock owned by Lincoln Park Capital Fund, LLC. They have shared voting and disposition power over the shares to be offered.

(8)
Shares to be offered include 635,285 shares underlying Series G Preferred Stock and 3,547,701 shares underlying warrants. Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. Shares beneficially owned after the offering include 2,798,999 shares underlying warrants. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Healthcare Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Healthcare Master Fund, Ltd., except to the extent of their respective pecuniary interest therein. The aggregate beneficial ownership of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. is subject to a 4.99% ownership blocker. Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. cannot convert preferred shares or exercise warrants to the extent they would own in excess of the blocker.

(9)
Shares to be offered include 313,168 shares underlying Series G Preferred Stock and 1,747,375 shares underlying warrants. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Shares beneficially owned after the offering include 1,455,255 shares underlying warrants. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein. The aggregate beneficial ownership of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. is subject to a 4.99% ownership blocker. Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. cannot convert preferred shares or exercise warrants to the extent they would own in excess of the blocker.

(10)
Shares to be offered include 142,349 shares underlying Series G Preferred Stock and 106,762 shares underlying warrants. Shares beneficially owned after the offering include 167,618 shares underlying warrants.

DESCRIPTION OF OUR COMMON STOCK

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  This prospectus provides you with a general description of the common stock the selling shareholders may offer.

The description below of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and the bylaws.  These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 50,000,000 shares of common stock, no par value, and 20,000,000 shares of Preferred Stock, no par value, of which 3,000,000 shares are designated Series A Preferred Stock, 25,000 shares are designated Series B preferred Stock, 25,000 shares are designated Series C Preferred Stock, 10,000 shares are designated Series D Preferred Stock, 2,743 shares are designated Series E Preferred Stock, 3,000 shares are designated as Series F Preferred Stock, and 3,000 shares are designated Series G Preferred Stock. As of March 17, 2017, there were outstanding 3,000 shares of Series F Preferred Stock, 2,000 shares of Series G Preferred Stock and 10,899,047 shares of common stock.

Common Stock

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  Under certain circumstances, California law permits the holders of our common stock to cumulate their votes for the election of directors, in which case holders of less than a majority of the outstanding shares of our common stock could elect one or more of our directors. Holders of our common stock have no preemptive, subscription, or redemption rights. The outstanding shares of common stock are fully paid and nonassessable. The rights and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of preferred stock that we may designate and issue in the future.

Effect of Certain Provisions of our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•
Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.  These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

•
Shareholder Meetings.  Our bylaws provide that a special meeting of shareholders may be called only by our president or by the board of directors or the chairman of the board or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

•
Requirements for Advance Notification of Shareholder Nominations and Proposals.  Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

•
Board of Directors Vacancies.  Under our bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may only be filled by vote of a majority of the remaining directors.  The classification of the board of directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

•
Board of Directors Size.  Within the range specified by our bylaws, our board of directors determines the size of our board and may create new directorships and elect new directors, which may enable an incumbent board to maintain control by adding directors.

•
Indemnification. Our articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. We will receive proceeds upon the cash exercise of the warrants for which underlying shares of common stock are being registered hereunder. Assuming full cash exercise of the warrants at the exercise price of $0.96 per underlying share of common stock, we will receive proceeds of approximately $7.97 million. We currently intend to use the cash proceeds from any warrant exercise for working capital and general corporate purposes. We may also use a portion of the cash proceeds to acquire or invest in complementary businesses, technologies, product candidates, or other intellectual property, although we have no present commitments or agreements to do so. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. In addition, the terms of the warrants provide that following August 10, 2017, it may be exercised on a cashless basis if at the time of exercise, the shares of common stock underlying the warrants are not subject to a registration statement or there has been a failure to maintain the effective registration of such shares. We will not receive any cash proceeds as a result of warrants that are exercised on a cashless basis pursuant to such terms of the warrants.

PLAN OF DISTRIBUTION

A selling shareholder of the securities offered by this prospectus and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by a selling shareholder may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, a selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  A selling shareholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  A selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.  We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Weintraub Tobin Chediak Coleman Grodin Law Corporation will pass upon legal matters in connection with the validity of the common stock offered hereby.

EXPERTS

The consolidated financial statements as of December 31, 2016 and 2015 and for each of the two years then ended are incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Weintraub Partners, a general partnership formed by certain shareholders at Weintraub Tobin Chediak Coleman Grodin Law Corporation, owns 95,487 shares of our common stock, warrants to purchase 172,186 shares of our common stock at $0.96 per share and a promissory note issued by us in the aggregate principal amount of $282,041 that accrues interest at a rate of 7.0% per annum.